UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): July 25th 2002



                     Flexible Solutions International Inc.
             (Exact name of registrant as specified in its chapter)


          Nevada                     000-29649                 91-1922863
(State or other jurisdiction    (Commission File Number)     (IRS Employer
      of incorporation)                                      Identification No.)

 2614 Queenswood Dr. Victoria BC Canada                          V8N 1X5
(Address of principal executive offices)                        (Zip Code)



       Registrant's telephone number, including area code: (250) 477-9969

         (Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

None

Item 2. Acquisition or Disposition of Assets.

None

Item 3.Bankruptcy or Receivership.

None

Item 4. Changes in Registrant's Certifying Accountant.

None

Item 5. Other Events
                  On July 25th 2002, the Company concluded an unregistered sale of 1,428,600 common shares of the Company's stock for gross proceeds of five million, one hundred dollars ($5,000,100.00). Proceeds of the sale will be used for sales and marketing of the Company's "Water$avr" product, increased research and development and for working capital.

Item 6. Resignations of Registrant's Directors.

None

Item 7. Financial Statements and Exhibits.

None

Item 8. Change in Fiscal Year.

None

Item 9. Sale of Equity Securities Pursuant to Regulation S.

None



                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26th 2002      FLEXIBLE SOLUTIONS INTERNATIONAL INC.

/s/ DAN O'BRIEN

Dan O'Brien
President